EXHIBIT 99.1
News Release Contacts:
Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $503 MILLION, UP 34%

Net Revenues Rise 20% to $1.9 Billion, Highest in Company History

Total Client Assets Reach Record $2.73 Trillion, Up 13% From Prior Year

SAN FRANCISCO, October 17, 2016 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2016 was $503 million, up 11% from $452 million for the prior quarter, and up 34% from $376 million for the third quarter of 2015. Net income for the nine months ended September 30, 2016 was $1.37 billion, up 33% from the year-earlier period. The company’s financial results for the third quarter and first nine months of both 2016 and 2015 include certain non-recurring items; a description of these items is included below.

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
Financial Highlights	2016	2015	Change	2016	2015	Change

Net revenues (in millions)	$1,914	$1,597	20%	$5,506	$4,689	17%
Net income (in millions)	$503	$376	34%	$1,367	$1,031	33%
Diluted earnings per common share	$.35	$.28	25%	$.95	$.74	28%
Pre-tax profit margin	41.5%	36.5%		39.4%	34.9%
Return on average common
stockholders’ equity (annualized)	14%	13%		13%	12%

EPS Impact of Certain Non-Recurring Items

Net litigation proceeds (1)	$.01	$-		$.01	$.01
Net tax benefits (2)	$-	$.01		$-	$.01

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

(1)

Net litigation proceeds include $14 million and $2 million in the third quarters of 2016 and 2015, respectively, and $16 million and $18 million in the first nine months of 2016 and 2015, respectively, relating to the company’s non-agency residential mortgage-backed securities (RMBS) portfolio, which are included in Other revenue.

(2)	Net tax benefits include $14 million in the third quarter of 2015, relating to certain current and prior-year matters, which are included in Taxes on income.

CEO Walt Bettinger said, “Schwab’s third quarter results reflect the combined power of our strategy and scale – we served more clients than ever while delivering record financial performance. Our range of full-service investment capabilities continued to attract a broad spectrum of investors and helped core net new assets total $30.0 billion in the third quarter, sustaining a solid 5% annualized organic growth rate. We ended the quarter serving 10.0 million brokerage accounts and 1.1 million bank accounts, both records, as well as 1.6 million retirement plan participants, up 4%, 6% and 5%, respectively. Total client assets reached a record $2.73 trillion, up 13% year-over-year, as investors continued to engage with us for help and advice throughout the summer quarter. Our financial consultants held planning conversations with 34,000 clients, up 17%. Year-to-date, 101,000 clients have participated in such conversations with us, up 22% from the year-earlier period. Assets enrolled in some form of ongoing advisory service totaled $1.37 trillion at quarter-end, up 14% from a year ago.”

Mr. Bettinger continued, “We contribute to our scale through a longstanding focus on connecting people and technology in ways that yield improved capabilities and value for our clients, as well as greater operating efficiency for the company. This quarter, we leveraged our scale in asset management to launch the Schwab Target Index Funds™, a new series of index-based target date mutual funds constructed with Schwab ETFs™. These funds are the lowest cost of their kind available to employer-sponsored retirement plans, with an expense ratio of just 8 basis points and no minimum investment. They are also available to retail investors at 13 basis points and a $100 minimum investment. In July, we also enhanced our technology capabilities for registered investment advisors who custody with us. We expanded participation in Schwab OpenView Gateway®, the flexible, open-architecture platform that enables integration between our systems and select technology providers. With the addition of Morningstar Total Rebalance Expert, a portfolio rebalancing provider, and ModestSpark, a client portal provider, OpenView Gateway now works with 18 types of software that are widely used by RIAs. Finally, client assets enrolled in Intelligent Portfolios surpassed the $10 billion mark at month-end September, just 19 months after launching in March 2015. This digital advisory program’s combination of sophisticated, ongoing portfolio management – with no advisory fee charged and access to live support – has attracted investors of all ages and wealth levels, the majority of whom are formerly self-directed. Roughly a quarter of the assets enrolled in Intelligent Portfolios are new to Schwab, and that proportion is growing steadily.”*

Mr. Bettinger added, “The growing importance of scale and increasing fee awareness across financial services are among the longer-term trends in our industry that we view as important guides in shaping our strategy going forward. We will continue to invest in our clients with these themes in mind.”

CFO Joe Martinetto commented, “Schwab posted its fifth consecutive quarter of record revenues for the period ending in September, as well as a record pre-tax profit margin of 41.5%. Our prior peak margin was set in the third quarter of 2008. We have rebuilt our profitability from post-financial crisis lows by driving client asset and revenue growth with our ‘Through Clients’ Eyes’ strategy, and applying expense discipline to maintain an appropriate balance between near-term profitability and reinvestment for growth. Asset management and administration fees were a record $798 million, up 20% year-over-year, due to success with clients, positive market valuations throughout much of the period, and market-driven increases in certain short-term interest rates. Net interest revenue was a record $845 million, up 33%, driven by a 22% increase in average interest-earning assets from the year-earlier period, as well as the improved short-term rate environment. Trading revenue declined 17% to $190 million, primarily reflecting reduced market volatility and trading volumes from the year-ago quarter. Finally, other revenue included net litigation proceeds of approximately $14 million relating to the company’s non-agency RMBS portfolio; these proceeds mark the conclusion of our last pending cases. Altogether, revenues grew 20% to $1.91 billion, allowing for both a healthy level of investment in the company’s growth initiatives and stronger profitability.”

Mr. Martinetto concluded, “In the third quarter, we took further steps to optimize the spread earned on client cash sweep balances through bulk transfers from money market funds to Schwab Bank. We moved approximately $3 billion onto the Bank’s balance sheet during the quarter, primarily in relation to money market fund reform changes. We currently anticipate up to $4 billion more in bulk transfer activity through the end of 2016. Third quarter balance sheet growth also reflected the impact of designating the Bank as the primary sweep option for new accounts, along with our ongoing asset-gathering efforts. Interest-earning assets on Schwab’s balance sheet totaled $202 billion at quarter-end, and the company’s preliminary Tier 1 Leverage ratio was 7.1%. Through effective capital management and an emphasis on driving profitable growth, we’ve been able to support strong balance sheet expansion and still deliver a 14% return on equity for the third quarter, our highest in more than five years.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 167,000, up 6% year-over-year; total accounts were 7.0 million, up 3% year-over-year.
•

Held financial planning conversations with approximately 34,000 clients during the quarter, up 17% year-over-year. Approximately 101,000 planning conversations have been held year-to-date, up 22% from the prior year.

•

Schwab Trading Services™ hosted a Schwab Live Conversations event for 3,300 virtual and in-person attendees, featuring expert insights on ETFs, a trading Q&A session, and guest speaker Dr. Condoleezza Rice.

•	Launched paperless account enrollment processes for Schwab Managed Investing solutions, making it easier, faster, and more convenient to participate in ongoing help and advice.
•

Renovated Schwab branch locations in Bethesda, Maryland and Charlotte, North Carolina, to better serve growing populations in these areas. Hired 23 new financial consultants and other support staff to facilitate branch expansion.

•

Opened two independent branches in Holland, Michigan and Greenville, Texas, continuing the company’s franchising initiative designed to make financial advice and guidance more accessible in local communities across the country.

•

Opened a new contact center in Westlake, Texas, where representatives from Schwab Private Client and Client Service & Support will assist clients with wealth management, transactional, and administrative needs by phone.

Advisor Services

•

Expanded vendor participation in Schwab OpenView Gateway, the flexible, open architecture platform that enables integration between Schwab custody and portfolio management systems and select technology providers. Additions included rebalancing provider Morningstar Total Rebalance Expert and client portal provider ModestSpark.

•	Launched a Cybersecurity Resource Center to provide advisors with information and tools to help them organize, strengthen, and maintain their firms’ cybersecurity programs.
•

Published findings from Schwab’s 10th annual RIA Benchmarking Study, the largest of its kind focused exclusively on RIAs. Topics included asset and revenue growth, client acquisition, products and pricing, staffing, compensation, marketing, technology, and financial performance.

•

Held our annual SOLUTIONS® events in 12 cities across the country for more than 1,800 attendees. These events introduce advisors to Schwab’s technology and resources for optimizing firm performance and client service.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $165.2 billion, up 28% year-over-year.
o	Outstanding mortgage and home equity loans = $11.2 billion, comparable to a year ago.
o	Pledged Asset Line® balances = $3.6 billion, up 13% year-over-year.
o	Schwab Bank High Yield Investor Checking® accounts = 896,000, with $13.5 billion in balances.
•	For Charles Schwab Investment Management:
o

Launched Schwab Target Index Funds, target date mutual funds constructed with low-cost Schwab ETFs and structured with unprecedented $0 minimums for plan sponsors and a $100 minimum for retail investors.

o

Schwab ETFs, a suite of 21 equity and fixed income funds, surpassed $50 billion in assets under management. Schwab market cap-weighted ETFs have the lowest operating expense ratios in their Lipper categories.*

o

Schwab fixed income products, including taxable bond funds, tax-free bond funds, sub-advised bond funds and ETFs, surpassed $10 billion in assets under management, doubling in size over the last five years.

•	Client assets managed by Windhaven® totaled $10.2 billion, down 21% from the third quarter of 2015.
•	Client assets managed by ThomasPartners® totaled $9.2 billion, up 35% from the third quarter of 2015.
•	Launched ThomasPartners’ Balanced Income Strategy for retail clients, which seeks to provide a monthly income stream that can grow over time and a competitive total return.
•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios™ and Institutional Intelligent Portfolios®) totaled $10.2 billion, up $2.0 billion from the second quarter of 2016.
•

Schwab Stock Plan Services released a new Schwab Equity Award Center® web experience; participants now have a detailed, multi-module view of their equity awards, current holdings, and upcoming vesting dates.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

* For more information about Schwab Target Index Funds and Schwab ETFs, see csimfunds.com.  For program information and details about how we make money on Schwab Intelligent Portfolios, see intelligent.schwab.com and the Disclosure Brochures. Schwab Intelligent Portfolios is offered through Schwab Wealth Investment Advisory, Inc. Institutional Intelligent Portfolios is made available through independent investment advisors and is sponsored by Schwab Wealth Investment Advisory, Inc.

Commentary from the CFO

Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary was posted on January 19, 2016.

Forward-Looking Statements

This press release contains forward-looking statements relating to scale; capabilities and value; operating efficiency; proportion of new to Schwab assets enrolled in Intelligent Portfolios; fee awareness; profitability; client asset and revenue growth; expense discipline; and bulk transfers.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on rates and fees; client use of the company’s advisory solutions and other products and services; the level of client assets, including cash balances; the company’s ability to manage expenses; capital needs and management; the company’s ability to monetize client assets; the timing, amount and impact of bulk transfers; the quality of the company’s balance sheet assets; client sensitivity to interest rates; regulatory guidance; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 330 offices and 10.0 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.1 million banking accounts, and $2.73 trillion in client assets as of September 30, 2016. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

The Charles Schwab Corporation

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Revenues
Asset management and administration fees (1)	$798	$663	$2,254	$1,977
Interest revenue	891	669	2,541	1,931
Interest expense	(46)	(34)	(126)	(96)
Net interest revenue	845	635	2,415	1,835
Trading revenue	190	228	623	658
Other	76	66	209	208
Provision for loan losses	5	5	5	11
Total net revenues	1,914	1,597	5,506	4,689
Expenses Excluding Interest
Compensation and benefits	609	548	1,837	1,669
Professional services	131	114	372	340
Occupancy and equipment	100	92	299	260
Advertising and market development	64	58	204	189
Communications	57	58	179	175
Depreciation and amortization	60	57	173	166
Other	99	87	273	256
Total expenses excluding interest	1,120	1,014	3,337	3,055
Income before taxes on income	794	583	2,169	1,634
Taxes on income	291	207	802	603
Net Income	503	376	1,367	1,031
Preferred stock dividends and other (2)	33	11	99	45
Net Income Available to Common Stockholders	$470	$365	$1,268	$986
Weighted-Average Common Shares Outstanding:
Basic	1,324	1,316	1,322	1,315
Diluted	1,334	1,328	1,332	1,326
Earnings Per Common Share:
Basic	$.36	$.28	$.96	$.75
Diluted	$.35	$.28	$.95	$.74
Dividends Declared Per Common Share	$.07	$.06	$.20	$.18

(1)

Includes fee waivers of $41 and $166 during the third quarters of 2016 and 2015, respectively, and $193 and $519 during the first nine months of 2016 and 2015, respectively, relating to Schwab-sponsored money market funds.

(2)	Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

The Charles Schwab Corporation

Financial and Operating Highlights

(Unaudited)

	Q3-16 % change		2016			2015
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-15	Q2-16	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	20%	5%	$798	$757	$699	$673	$663
Net interest revenue	33%	6%	845	798	772	690	635
Trading revenue	(17%)	(5%)	190	201	232	208	228
Other	15%	9%	76	70	63	120	66
Provision for loan losses	-	150%	5	2	(2)	-	5
Total net revenues	20%	5%	1,914	1,828	1,764	1,691	1,597
Expenses Excluding Interest
Compensation and benefits	11%	1%	609	602	626	572	548
Professional services	15%	5%	131	125	116	119	114
Occupancy and equipment	9%	(1%)	100	101	98	93	92
Advertising and market development	10%	(9%)	64	70	70	60	58
Communications	(2%)	(8%)	57	62	60	58	58
Depreciation and amortization	5%	5%	60	57	56	58	57
Other	14%	9%	99	91	83	86	87
Total expenses excluding interest	10%	1%	1,120	1,108	1,109	1,046	1,014
Income before taxes on income	36%	10%	794	720	655	645	583
Taxes on income	41%	9%	291	268	243	229	207
Net Income	34%	11%	$503	$452	$412	$416	$376
Preferred stock dividends and other	N/M	(28%)	33	46	20	38	11
Net Income Available to Common Stockholders	29%	16%	$470	$406	$392	$378	$365
Earnings per common share:
Basic	29%	16%	$.36	$.31	$.30	$.29	$.28
Diluted	25%	17%	$.35	$.30	$.29	$.28	$.28
Dividends declared per common share	17%	-	$.07	$.07	$.06	$.06	$.06
Weighted-average common shares outstanding:
Basic	1%	-	1,324	1,322	1,321	1,319	1,316
Diluted	-	-	1,334	1,333	1,330	1,330	1,328
Performance Measures
Pre-tax profit margin			41.5%	39.4%	37.1%	38.1%	36.5%
Return on average common stockholders’ equity (annualized) (1)			14%	13%	13%	13%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	17%	8%	$20.1	$18.6	$20.3	$19.6	$17.2
Receivables from brokerage clients - net	(4%)	(2%)	16.4	16.8	16.0	17.3	17.1
Bank loans - net	4%	1%	14.9	14.7	14.4	14.3	14.3
Total assets	23%	6%	209.3	198.1	191.0	183.7	170.4
Bank deposits	26%	9%	149.6	137.3	135.7	129.5	119.0
Payables to brokerage clients	6%	1%	33.0	32.7	32.3	33.2	31.0
Short-term borrowings	N/M	(40%)	3.0	5.0	.8	-	-
Long-term debt	-	-	2.9	2.9	2.9	2.9	2.9
Stockholders’ equity	17%	3%	15.5	15.0	14.5	13.4	13.2
Other
Full-time equivalent employees (at quarter end, in thousands)	5%	-	16.1	16.1	15.6	15.3	15.4
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	(6%)	(43%)	$75	$131	$61	$67	$80
Expenses excluding interest as a percentage of average client assets
(annualized)			0.17%	0.17%	0.18%	0.16%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(12%)	(4%)	268	279	328	285	304
Asset-based trades (3)	(5%)	(11%)	80	90	101	84	84
Other trades (4)	31%	31%	195	149	187	168	149
Total	1%	5%	543	518	616	537	537
Average Revenue Per Revenue Trade (2)	(4%)	(1%)	$11.17	$11.27	$11.44	$11.73	$11.67

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

The Charles Schwab Corporation

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2016			2015			2016			2015
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$12,875	$17	0.53%	$9,764	$6	0.24%	$11,510	$44	0.51%	$9,230	$17	0.25%
Cash and investments segregated	19,941	24	0.48%	18,061	8	0.18%	19,788	65	0.44%	18,607	21	0.15%
Broker-related receivables (1)	667	-	0.31%	312	-	0.09%	579	-	0.21%	285	-	0.07%
Receivables from brokerage clients	14,940	123	3.28%	15,594	130	3.31%	14,952	372	3.32%	15,043	374	3.32%
Securities available for sale (2)	74,064	227	1.22%	63,916	159	0.99%	71,230	636	1.19%	60,866	454	1.00%
Securities held to maturity	57,669	349	2.41%	38,533	241	2.48%	53,791	1,006	2.50%	36,637	686	2.50%
Bank loans	14,739	100	2.70%	14,137	93	2.61%	14,570	297	2.72%	13,848	274	2.65%
Total interest-earning assets	194,895	840	1.71%	160,317	637	1.58%	186,420	2,420	1.73%	154,516	1,826	1.58%
Other interest revenue		51			32			121			105
Total interest-earning assets	$194,895	$891	1.82%	$160,317	$669	1.66%	$186,420	$2,541	1.82%	$154,516	$1,931	1.67%
Funding sources:
Bank deposits	$143,578	$10	0.03%	$115,606	$8	0.03%	$137,093	$26	0.03%	$110,569	$22	0.03%
Payables to brokerage clients	26,204	1	0.01%	25,585	1	0.01%	26,079	2	0.01%	25,596	2	0.01%
Short-term borrowings (1,3)	2,952	4	0.54%	36	-	0.15%	1,674	6	0.48%	23	-	0.15%
Long-term debt (4)	2,876	26	3.60%	2,888	24	3.30%	2,876	78	3.62%	2,642	67	3.39%
Total interest-bearing liabilities (4)	175,610	41	0.09%	144,115	33	0.09%	167,722	112	0.09%	138,830	91	0.09%
Non-interest-bearing funding sources (3)	19,285			16,202			18,698			15,686
Other interest expense		5			1			14			5
Total funding sources	$194,895	$46	0.10%	$160,317	$34	0.09%	$186,420	$126	0.09%	$154,516	$96	0.08%
Net interest revenue		$845	1.72%		$635	1.57%		$2,415	1.73%		$1,835	1.59%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Certain prior-period amounts have been reclassified to conform to the 2016 presentation.
(4)	Adjusted for the retrospective adoption of Accounting Standards Update 2015-03, which decreased long-term debt and total interest-bearing liabilities by an immaterial amount.

The Charles Schwab Corporation

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2016			2015			2016			2015
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$161,904	$239	0.59%	$160,266	$237	0.59%	$164,758	$724	0.59%	$161,029	$706	0.59%
Fee waivers		(41)			(166)			(193)			(519)
Schwab money market funds	161,904	198	0.49%	160,266	71	0.18%	164,758	531	0.43%	161,029	187	0.16%
Schwab equity and bond funds and ETFs	121,378	57	0.19%	102,898	55	0.21%	112,528	160	0.19%	101,337	163	0.22%
Mutual Fund OneSource ®	203,589	175	0.34%	220,419	187	0.34%	199,758	508	0.34%	229,660	582	0.34%
Other third-party mutual funds and ETFs (1)	263,995	56	0.08%	251,245	56	0.09%	251,211	163	0.09%	252,423	170	0.09%
Total mutual funds and ETFs (2)	$750,866	486	0.26%	$734,828	369	0.20%	$728,255	1,362	0.25%	$744,449	1,102	0.20%
Advice solutions (2) :
Fee-based	$183,191	237	0.51%	$170,211	225	0.52%	$175,210	678	0.52%	$171,516	673	0.52%
Intelligent Portfolios	8,249	-	-	3,714	-	-	6,662	-	-	2,578	-	-
Legacy Non-Fee	17,232	-	-	16,372	-	-	16,901	-	-	16,573	-	-
Total advice solutions	$208,672	237	0.45%	$190,297	225	0.47%	$198,773	678	0.46%	$190,667	673	0.47%
Other balance-based fees (3)	350,117	62	0.07%	328,461	57	0.07%	335,555	176	0.07%	323,087	169	0.07%
Other (4)		13			12			38			33
Total asset management and administration fees		$798			$663			$2,254			$1,977

Note: Beginning in the fourth quarter of 2015, certain changes have been made to the above categorizations of both balances and revenues in order to provide improved insight into asset management and administration fee drivers. Prior period information has been recast to reflect these changes.

(1)	Includes Schwab ETF OneSource™.
(2)

Advice solutions include managed portfolios, specialized strategies and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Dividend Growth Strategy, and Schwab Index Advantage® advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios™, launched in March 2015, and Institutional Intelligent Portfolios®, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above.

(3)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4)	Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

The Charles Schwab Corporation

Growth in Client Assets and Accounts

(Unaudited)

	Q3-16 % Change		2016			2015
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-15	Q2-16	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	22%	8%	$181.1	$168.4	$166.4	$161.1	$148.7
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(1%)	-	160.3	161.0	167.4	166.1	161.8
Equity and bond funds	9%	3%	64.6	62.8	62.1	62.4	59.3
Total proprietary mutual funds	2%	-	224.9	223.8	229.5	228.5	221.1
Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	(2%)	1%	206.1	203.4	203.8	207.7	210.7
Mutual fund clearing services	12%	4%	198.8	192.0	186.3	186.5	177.8
Other third-party mutual funds (2)	13%	5%	556.1	529.7	510.7	496.4	490.4
Total Mutual Fund Marketplace	9%	4%	961.0	925.1	900.8	890.6	878.9
Total mutual fund assets	8%	3%	1,185.9	1,148.9	1,130.3	1,119.1	1,100.0
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	58%	13%	53.9	47.9	42.9	39.7	34.2
ETF OneSource™ (1)	31%	6%	20.2	19.0	17.5	16.1	15.4
Other third-party ETFs	19%	5%	230.8	220.5	211.5	207.4	194.6
Total ETF assets	25%	6%	304.9	287.4	271.9	263.2	244.2
Equity and other securities (2)	14%	4%	860.3	830.7	808.5	799.0	755.3
Fixed income securities	13%	3%	208.0	202.0	194.1	187.2	183.6
Margin loans outstanding	(6%)	(3%)	(14.9)	(15.4)	(14.5)	(15.8)	(15.9)
Total client assets	13%	4%	$2,725.3	$2,622.0	$2,556.7	$2,513.8	$2,415.9
Client assets by business (4)
Investor Services	13%	4%	$1,470.8	$1,415.5	$1,377.3	$1,358.6	$1,306.2
Advisor Services	13%	4%	1,254.5	1,206.5	1,179.4	1,155.2	1,109.7
Total client assets	13%	4%	$2,725.3	$2,622.0	$2,556.7	$2,513.8	$2,415.9
Net growth (decline) in assets in client accounts (for the quarter ended)
Net new assets by business (4)
Investor Services (5)	7%	(4%)	$14.2	$14.8	$15.7	$21.6	$13.3
Advisor Services	(10%)	34%	15.8	11.8	16.3	21.3	17.5
Total net new assets	(3%)	13%	$30.0	$26.6	$32.0	$42.9	$30.8
Net market gains (losses)	146%	89%	73.3	38.7	10.9	55.0	(158.2)
Net growth (decline)	181%	58%	$103.3	$65.3	$42.9	$97.9	$(127.4)
New brokerage accounts (in thousands, for the quarter ended)	4%	(3%)	264	271	265	262	254
Clients (in thousands)
Active Brokerage Accounts	4%	1%	10,046	9,977	9,869	9,769	9,691
Banking Accounts	6%	2%	1,088	1,065	1,047	1,033	1,027
Corporate Retirement Plan Participants	5%	1%	1,561	1,553	1,532	1,519	1,492

(1)	Excludes all proprietary mutual funds and ETFs.
(2)	In 2015, certain Mutual Fund OneSource balances were reclassified to Other third-party mutual funds and Equity and other securities. Prior period information has been recast to reflect these changes.
(3)	Includes proprietary ETFs held on and off the Schwab platform.
(4)

In the fourth quarter of 2015, the Company realigned its reportable segments as a result of organizational changes. The Corporate Brokerage Retirement Services business was transferred from the Investor Services segment to the Advisor Services segment. Prior period segment information has been recast to reflect this change.

(5)

Second quarter of 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client. Fourth quarter and third quarter of 2015 include inflows of $10.2 billion and $4.9 billion, respectively, from certain mutual fund clearing services clients.

The Charles Schwab Corporation Monthly Activity Report For September 2016

	2015				2016									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	16,285	17,664	17,720	17,425	16,466	16,517	17,685	17,774	17,787	17,930	18,432	18,401	18,308	(1%)	12%
Nasdaq Composite	4,620	5,054	5,109	5,007	4,614	4,558	4,870	4,775	4,948	4,843	5,162	5,213	5,312	2%	15%
Standard & Poor’s 500	1,920	2,079	2,080	2,044	1,940	1,932	2,060	2,065	2,097	2,099	2,174	2,171	2,168	-	13%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,462.4	2,415.9	2,539.9	2,553.3	2,513.8	2,428.3	2,433.6	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4
Net New Assets (1)	11.8	10.5	17.2	15.2	8.1	10.9	13.0	1.3	16.0	9.3	9.0	10.4	10.6	2%	(10%)
Net Market (Losses) Gains	(58.3)	113.5	(3.8)	(54.7)	(93.6)	(5.6)	110.1	18.2	15.0	5.5	67.2	1.8	4.3
Total Client Assets (at month end)	2,415.9	2,539.9	2,553.3	2,513.8	2,428.3	2,433.6	2,556.7	2,576.2	2,607.2	2,622.0	2,698.2	2,710.4	2,725.3	1%	13%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	184.9	193.3	194.5	192.6	187.3	187.9	197.9	200.3	202.7	205.0	210.2	211.7	213.4	1%	15%
Advisor Services (2)	1,019.9	1,072.4	1,075.6	1,061.1	1,029.9	1,032.3	1,084.0	1,093.2	1,103.7	1,110.5	1,142.3	1,149.4	1,155.4	1%	13%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,691	9,712	9,731	9,769	9,792	9,826	9,869	9,916	9,948	9,977	9,989	10,021	10,046	-	4%
Banking Accounts	1,027	1,029	1,033	1,033	1,039	1,045	1,047	1,053	1,060	1,065	1,074	1,083	1,088	-	6%
Corporate Retirement Plan Participants	1,492	1,502	1,514	1,519	1,518	1,523	1,532	1,532	1,555	1,553	1,559	1,565	1,561	-	5%
Client Activity
New Brokerage Accounts (in thousands)	80	88	76	98	83	84	98	103	81	87	84	96	84	(13%)	5%
Inbound Calls (in thousands)	1,631	1,716	1,554	1,844	1,736	1,737	1,902	1,867	1,554	1,665	1,605	1,755	1,633	(7%)	-
Web Logins (in thousands)	29,550	33,574	30,488	32,156	33,268	33,283	38,078	37,854	38,000	43,220	46,217	42,627	38,237	(10%)	29%
Client Cash as a Percentage of Client Assets (3)	12.9%	12.3%	12.3%	13.0%	13.7%	13.7%	13.1%	12.8%	12.7%	12.6%	12.5%	12.5%	12.5%	-	(40) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (4, 5)
(in millions of dollars)
Large Capitalization Stock	(608)	(214)	637	451	(162)	(212)	(462)	(857)	(799)	185	(1,173)	(755)	(1,209)
Small / Mid Capitalization Stock	(108)	17	(2)	(572)	(952)	58	685	(86)	(272)	(113)	(320)	(214)	460
International	(560)	72	427	(918)	469	(28)	833	324	(207)	(1,208)	(347)	386	(26)
Specialized	(643)	667	744	(495)	(668)	260	191	815	265	470	357	189	(274)
Hybrid	(726)	(110)	(410)	(1,361)	(377)	38	281	14	1,133	(403)	(463)	(219)	58
Taxable Bond	(91)	628	(1,250)	(4,020)	99	546	1,628	1,098	1,526	1,421	1,420	1,888	1,585
Tax-Free Bond	35	494	260	731	379	641	949	479	940	700	766	920	539
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (4)	(4,336)	(910)	(3,602)	(10,988)	(1,215)	197	1,769	(207)	620	(2,049)	(1,683)	(297)	(656)
Exchange-Traded Funds (5)	1,635	2,464	4,008	4,804	3	1,106	2,336	1,994	1,966	3,101	1,923	2,492	1,789
Money Market Funds	(717)	(451)	251	4,538	1,994	1,359	(2,101)	(3,959)	(738)	(1,799)	701	(768)	(658)
Average Interest-Earning Assets (6)
(in millions of dollars)	162,639	165,351	167,388	172,334	177,332	178,610	181,529	183,341	184,432	187,933	191,850	194,268	199,107	2%	22%

(1)

May 2016 includes an inflow of $2.7 billion from a mutual fund clearing services client. November and September 2015 include inflows of $10.2 billion and $4.9 billion, respectively, from certain mutual fund clearing services clients.

(2)	Excludes Retirement Business Services Trust and Corporate Brokerage Retirement Services.
(3)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(4)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(5)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(6)	Represents average total interest-earning assets on the Company’s balance sheet.